Exhibit 3.1

STATE OF DELAWARE

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CHINA BIOLOGIC PRODUCTS, INC.

China Biologic Products, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

A.   The name of the Corporation is China Biologic Products, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 10, 2007. The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 3, 2012

B.   This Second Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware (the “DGCL”) by the Board of Directors and the stockholders of the Corporation.

C.   Pursuant to Section 242 and Section 245 of the DGCL, this Second Amended and Restated Certificate of Incorporation amends and restates the provisions of the Amended and Restated Certificate of Incorporation of this Corporation.

D.   The text of the Certificate of Incorporation is hereby amended and restated in its entirety to read as set follows:

FIRST: The name of this Corporation shall be: CHINA BIOLOGIC PRODUCTS, INC.

SECOND: Its registered office in the State of Delaware is to be located at 615 South DuPont Highway, city of Dover County of Kent, Delaware 19901 and its registered agent at such address is National Corporate Research, Ltd.

THIRD: The purposes of the Corporation shall be:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: (a) The total number of shares of stock which this Corporation is authorized to issue is: 110,000,000 shares, with a par value of $0.0001, of which 100,000,000 shall be Common Stock and 10,000,000 shall be Preferred Stock.

(b) The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions and to set forth in a certificate of designations filed pursuant to the DGCL the powers, designations, preferences and relative, participation, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, of any wholly unissued series of Preferred Stock, including without limitation authority to fix by resolution or resolutions that dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing. The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

(c) Any amendment, modification or repeal of Section (b) of this FOURTH Article shall require affirmative vote of stockholders holding at least two-thirds (2/3) of the combined voting power of the then outstanding shares of capital stock of the Corporation, voting together as a single class.

FIFTH: Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to act by written consent, any action required or permitted to be taken by stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting.

Any amendments to this FIFTH Article shall require affirmative vote of stockholders holding at least two-thirds (2/3) of the combined voting power of the then outstanding shares of capital stock of the Corporation, voting together as a single class.

SIXTH: The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation unless otherwise specified for any particular provision in the Bylaws.

SEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

EIGHTH: (a) The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by this Certificate of Incorporation or by the Bylaws directed or required to be exercised or done by the stockholders.

(b) The Board of Directors shall consist of no more than nine members, the exact number of which shall be fixed from time to time by vote of the stockholders or of the Board of Directors, at any regular or special meeting. Subject to the rights of holders of any series of preferred stock with respect to the election of directors, the directors of the Corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. The initial assignment of members of the Board of Directors to each such class shall be made by the Board of Directors. Initially, Class I directors shall be elected for a one-year term, Class II directors for a two-year term, and Class III directors for a three-year term. At each succeeding annual meeting of the stockholders beginning at the annual meeting after such first meeting, successors to the class of directors whose term expires at that meeting shall be elected for a three-year term. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, if the number of directors that constitutes the Board of Directors is changed, any newly created directorships or decrease in directorships shall be so apportioned by the Board of Directors among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected, subject, however, to his or her prior death, resignation, retirement or removal from office. Directors need not be residents of Delaware or stockholders of the Corporation. Subject to any additional requirement set forth in the Corporation’s corporate governance guidelines, in any election of directors held at a meeting of stockholders, the persons receiving a plurality of the votes cast by the stockholders entitled to vote thereon at such meeting who are present or represented by proxy, up to the number of directors to be elected in such election, shall be deemed elected.

(c) If any vacancy occurs in the Board of Directors caused by death, resignation, retirement, disqualification, or removal from office of any director, or otherwise, or if any new directorship is created by an increase in the authorized number of directors, a majority of the directors then in office, though less than a quorum, or a sole remaining director, may choose a successor or fill the newly created directorship; and a director so chosen shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected. Any director may be removed either for or without cause at any special meeting of stockholders duly called and held for such purpose.

(d) Any amendments to this EIGHTH Article shall require affirmative vote of stockholders holding at least two-thirds (2/3) of the combined voting power of the then outstanding shares of capital stock of the Corporation, voting together as a single class.

IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be executed on its behalf this 20th day of June, 2014.

/s/ David (Xiaoying) Gao

David (Xiaoying) Gao

Chief Executive Officer